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                                                                   EXHIBIT 10.16

                                      NOTE



200,000.00                                                        Menlo Park, CA

                                                                     May 7, 1998


     Upon the close of business on January 7, 2000, Alan Marquardt ("Borrower") promises to pay to the order of UroQuest Medical Corporation, a Delaware corporation, (the "Company") at 173 Constitution Drive, Menlo Park, California 94025, or at such other place as the holder of this note may designate, the principal sum of Two Hundred Thousand Dollars ($200,000), which sum shall be free from interest for the term of this Note.

     If the principal hereof is not paid when due, such part of the principal will bear interest from the due date at the maximum rate permitted by law until the date of payment.

     The Borrower may at any time prepay all or any portion of the principal owing hereunder without penalty.

     This Note is secured in by a pledge of the Borrower's Common Stock of Boston Scientific Corporation, a Delaware corporation, under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

     The holder of this Note shall no recourse against the Borrower, and may only proceed against the collateral securing this Note in the event of default.

     Notices hereunder shall be deemed to have been received by the Borrower if delivered or telecopied to the address below on the date thereof, or three (3) days after having been mailed postpaid in the United States mails, so addressed. The Borrower may change the address for notices by written notice to the holder of this note.

     If any provision of this note is held invalid or unenforceable, it shall not affect the validity and enforceability of the other provisions of this note.

     If actions are taken to enforce this note, the Borrower agrees to pay all costs of collection, including, but not limited to, reasonable attorney's fees incurred by the holder hereof on account of such collection, whether or not suit is filed hereon.


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     This note is executed and delivered in, and shall in all respects be governed by and construed in accordance with, the laws of the State of California, including all matters of construction, validity and performance.


                                         /s/ Alan Marquardt
                                         --------------------------
                                         Alan Marquardt

                                         3206 Belvedere Ct.
                                         --------------------------
                                         Address

                                         Pleasanton, CA 94588
                                         --------------------------


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                               SECURITY AGREEMENT


     This Security Agreement is made as of May 7, 1998 between UroQuest Medical Corporation, a Delaware corporation ("Pledgee"), and Alan Marquardt ("Pledgor").


                                    Recitals

     Pursuant to Pledgor's Note dated and given to Pledgee on the date hereof (the "Note"), Pledgor has borrowed $200,000.00 from Pledgee and wishes to secure repayment of the Note with shares of Pledgee's Common Stock (the "Shares") in Boston Scientific Corporation, a Delaware corporation, ("BSC").

     NOW, THEREFORE, it is agreed as follows:

     1. Creation and Description of Security Interest. In consideration of the loan of $200,000.00 to Pledgor under the Note, Pledgor, pursuant to the California Commercial Code, hereby pledges 4,000 shares (herein sometimes referred to as the "Shares" or "Collateral") represented by certificate number FBU 32774, duly endorsed in blank or with executed stock powers, and herewith delivers said certificate to the Secretary of Pledgee ("Pledgeholder"), who shall hold said certificate subject to the terms and conditions of this Security Agreement.

     The pledged stock (together with an executed blank stock assignment for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Note, and any extensions or renewals thereof, executed by Pledgor, and the Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

     2. Pledgor's Representations and Covenants. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

          (a) Payment of Indebtedness. Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon if required, at the time and in the manner provided in the Note.

          (b) Encumbrances. The Shares are free of all other encumbrances, defenses and liens, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.


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          (c)  Margin Regulations. In the event that BSC's Common Stock is now or later becomes margin-listed by the Federal Reserve Board and BSC is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

     3. Voting Rights. During the term of this pledge and so long as all payments of principal and interest, as the case may be, are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged hereunder.

     4.   Collateral Adjustments.

          (a) In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of BSC, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

          (b) In the event that during the term of the pledge the average of the Share's daily closing prices, as quoted in the Western Edition of the Wall Street Journal, over a fifteen (15) day period ("Average Period") is less than or equal to fifty (50) dollars per Share; provided, however, that any Average Period shall not overlap with any other Average Period, Pledgor shall execute such documents as are reasonable so as to deliver additional Shares to the Pledgee The Pledgor shall deliver such number of additional Shares such that after delivery the quotient obtained by dividing: (i) the product of (a) the number of pledged Shares and (b) the Shares' closing price on the date of transfer, by (ii) the outstanding balance of the Note, shall be equal to or greater than one point two (1.2). The Pledgor's delivery of such additional Shares shall occur no later than three (3) days following the Pledgor's receipt of notice of the Pledgee's request for additional Shares ("Request Notice"). Such Request Notice shall contain the fifteen day period used, the Shares' daily closing price, and the average closing price over such period. Such additional Shares shall be held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. Upon such additional delivery, references to "Shares" in this Security Agreement shall include such additional Shares.

     5. Options and Rights. In the event that, during the term of this pledge, subscription Options or other rights or options shall be issued in connection with the pledged Shares, such rights, Options and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by


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Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

     6. Default. Pledgor shall be deemed to be in default of the Note and of this Security Agreement in the event:

          (a) Payment of principal or interest on the Note shall be delinquent for a period of 10 days or more; or

          (b) Pledgor fails to perform any of the covenants contained in this Security Agreement for a period of 10 days after written notice thereof from Pledgee.

     In the case of an event of Default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the California Commercial Code.

     7. Release of Collateral. Subject to any applicable contrary rules under Regulation G, there shall be released from this pledge a portion of the pledged Shares held by Pledgeholder hereunder upon payments of the principal of the Note. The number of the pledged Shares which shall be released shall be that number of full Shares which bears the same proportion to the initial number of Shares pledged hereunder as the payment of principal bears to the initial full principal amount of the Note.

     8. Withdrawal or Substitution of Collateral. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

     9. Term. The within pledge of Shares shall continue until the payment of all indebtedness secured hereby, at which time the remaining pledged stock shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

     10. Insolvency. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against it, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

     11. Pledgeholder Liability. In the absence of willful or gross negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.


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     12.  Invalidity of Particular Provisions. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

     13. Successors or Assigns. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

     14. Governing Law. This Security Agreement shall be interpreted and governed under the laws of the State of California.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



        "PLEDGOR"                            By: /s/ Alan Marquardt
                                                ------------------------------
                                             Alan Marquardt

                                        Address: 3206 Belvedere Ct.
                                                ------------------------------
                                                 Pleasanton, CA 94588
                                                ------------------------------


        "PLEDGEE"                            UROQUEST MEDICAL CORP.
                                             a Delaware corporation


                                             By: /s/ Jeffrey L. Kaiser
                                                ------------------------------
                                             Title:  Chief Financial Officer
                                                   ---------------------------


        "PLEDGEHOLDER"                       /s/Jeffrey L. Kaiser
                                             ---------------------------------
                                             Jeffrey L. Kaiser
                                             Secretary of
                                             UroQuest Medical Corp.


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